UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2014

Angie’s List, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1030 E. Washington Street
Indianapolis, IN 46202
(Address of principal executive offices, including zip code)
(888) 888-5478
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders (the “Meeting”) of Angie’s List, Inc. (“Angie’s List” or the “Company”) was held on May 13, 2014. 49,482,008 shares of Angie’s List common stock were present at the Meeting, representing 84.57% of a total of 58,508,677 shares of common stock outstanding and eligible to vote at such time.

1.	With respect to the election of the three Class III director nominees as directors of Angie's List:

	For	Withheld	Non Votes
Mark Britto	45,817,405	152,102	3,512,501
Michael S. Maurer	45,820,634	148,873	3,512,501
Susan E. Thronson	45,916,558	52,949	3,512,501

2.	With respect to the ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm of Angie's List, Inc. for the fiscal year ending December 31, 2014:

For	Against	Abstain
49,409,771	55,522	16,715

3.	With respect to the advisory vote to approve executive compensation:

For	Against	Abstain	Non Votes
44,584,361	899,404	485,742	3,512,501

Angie's List will include a stockholder advisory vote on the compensation of executives in its proxy materials every year until the next required advisory vote on the frequency of the executive compensation vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2014

ANGIE'S LIST, INC.
/s/ SHANNON M. SHAW
By: Shannon M. Shaw
Its: Executive Vice President, General Counsel & Corporate Secretary